Clever Leaves Appoints George Schultze to Board of Directors Appointment Accompanied by One-Year Lock-Up for Schultze Special Purpose Acquisition Sponsor Shares BOCA RATON, FL, February 2, 2022 – Clever Leaves Holdings Inc. (NASDAQ: CLVR, CLVRW) (“Clever Leaves” or the “Company”), a leading multinational operator and licensed producer of pharmaceutical-grade cannabinoids, today appointed George Schultze to its Board of Directors. Mr. Schultze was also appointed to the Board’s Audit Committee. Mr. Schultze is the founder and managing member of Schultze Asset Management, L.P. (“SAM”), where he chairs the firm’s investment and strategy committees. With over 25 years of experience in the investment industry, he is widely recognized as an expert on event-driven and special situations investing. Before founding SAM, Mr. Schultze held various roles at MD Sass, Fiduciary Partners fund of funds, the Mayer Brown & Platt law firm, and Merrill Lynch. He received his BA in Economics and Political Science from Rutgers College and is a joint graduate of Columbia Business School and Columbia Law School, JD/MBA. Since founding SAM in 1998, Mr. Schultze has served on over 35 boards of directors and various committees. “As we work to continue executing on our growth objectives, we are pleased to welcome George to our Board of Directors,” said Kyle Detwiler, Chairman and CEO of Clever Leaves. “We are grateful for the support George and the SAM team have provided us as shareholders throughout our first year as a public company. We view the one-year lock-up and George’s partnership as a board member as strong endorsements of Clever Leaves’ capabilities and long-term vision. We look forward to leveraging his expertise to further activate our commercial pipeline and enhance shareholder value.” Commenting on his appointment, Mr. Schultze said: “Clever Leaves has entered 2022 with a robust operational footprint and strong positioning across several key emerging global cannabis markets. Having not sold a single share since the public listing of Clever Leaves, entering into a one-year lockup is our signal of confidence in the Company’s vision and commercial prospects as well as an indication of our belief that the current share price does not reflect the potential value of the Company’s unique position in the cannabis industry. I look forward to collaborating with the Board and management team to maximize value for all shareholders.” Lock-Up Agreement and Waiver of Certain Rights, Including Warrant Exercise On February 2, 2022, Schultze Special Purpose Acquisition Sponsor, LLC (the “Holder”) entered into a Waiver of Certain Rights (the “Waiver”) with Clever Leaves, wherein the Holder has agreed that it will not offer, sell, contract to sell, pledge or otherwise dispose, directly or indirectly, of any of its approximately 2.3 million Clever Leaves common shares beneficially owned, representing approximately 8% of the common shares outstanding, its 4.9 million warrants, representing approximately 28% of the warrants outstanding, or any securities that may be converted into, exercisable, or exchangeable for common shares without prior written consent of the Board until one year following the date of the Waiver. The Holder has also waived its right to exercise any of its warrants, a waiver which will terminate upon 61 days’ prior written notice to the Company. In addition, the Holder has waived its right to nominate a director to the Board, pursuant to the Investors’ Rights Agreement dated December 18, 2020, until the earlier of when Schultze is no longer a member of the Board’s Audit Committee or when he ceases to be eligible to be a member of the Audit Committee under Nasdaq’s rules and regulations.

More information about the appointment can be found on the Form 8-K filed with the Securities and Exchange Commission on February 2, 2022. About Clever Leaves Holdings Inc. Clever Leaves is a multinational cannabis company with an emphasis on ecologically sustainable, large-scale cultivation and pharmaceutical-grade cannabinoid processing as the cornerstones of its global cannabis business. With operations and investments in the United States, Canada, Colombia, Germany and Portugal, Clever Leaves has created an effective distribution network and global footprint, with a foundation built upon capital efficiency and rapid growth. Clever Leaves aims to be one of the industry’s leading global cannabis companies recognized for its principles, people, and performance while fostering a healthier global community. Clever Leaves has received multiple international certifications that have enabled it to increase its export and sales capacity from its Colombian operations, including European Union Good Manufacturing Practices (EU GMP) Certification, a Good Manufacturing Practices (GMP) Certification by Colombia National Food and Drug Surveillance Institute - Invima, and Good Agricultural and Collecting Practices (GACP) Certification. Clever Leaves was granted a license in Portugal from Infarmed – the Portuguese health authority – which allows Clever Leaves to cultivate, import and export dry flower for medicinal and research purposes. In addition, the Portuguese operation was also granted by Control Union Certifications to be compliant with GACP and GAP from EMEA and WHO, as well as with CUMCS – G.A.P. For more information, visit https://cleverleaves.com/en/home/ and follow Clever Leaves on Twitter and LinkedIn. Forward-Looking Statements This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “evolve,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “opportunity,” “outlook,” “pipeline,” “plan,” “predict,” “potential,” “projected,” “seek,” “seem,” “should,” “will,” “would” and similar expressions (or the negative versions of such words or expressions) that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements as well as our outlook for 2021 are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Important factors that may affect actual results or the achievability of the Company’s expectations include, but are not limited to: (i) expectations with respect to future operating and financial performance and growth, including if or when Clever Leaves will become profitable; (ii) Clever Leaves’ ability to execute its business plans and strategy and to receive regulatory approvals; (iii) Clever Leaves’ ability to capitalize on expected market opportunities, including the timing and extent to which cannabis is legalized in various jurisdictions; (iv) global economic and business conditions; (v) geopolitical events, natural disasters, acts of God and pandemics, including the economic and operational disruptions and other effects of COVID-19 such as the global supply chain crisis, travel restrictions, delays or disruptions to physical shipments (including outright bans on imported products), delays in issuing licenses and permits, delays in hiring necessary personnel to carry out sales, cultivation and other tasks, and financial pressures upon Clever Leaves and its customers; (vi) regulatory developments in key markets for the company's products, including international regulatory agency coordination and increased quality standards imposed by certain health regulatory agencies, and failure to otherwise comply with laws and regulations; (vii) uncertainty with respect to the requirements applicable to certain cannabis products as well as the permissibility of sample shipments, and other risks and uncertainties; (viii) consumer, legislative, and regulatory sentiment or perception regarding Clever Leaves’ products; (ix) lack of regulatory approval and market acceptance of Clever Leaves’ new products; (x) the extent to which Clever Leaves’ is able to monetize its existing THC market quota within Colombia; (xi) demand for Clever Leaves’ products and Clever Leaves’ ability to meet demand for its products and negotiate agreements with existing and new customers; (xii) developing product enhancements and formulations with commercial value and appeal; (xiii) product liability claims exposure; (xiv) lack of a history and experience operating a business on a large scale and across multiple jurisdictions; (xv) limited experience operating as a public company; (xvi) changes in currency exchange rates and interest rates; (xvii) weather and agricultural conditions and their impact on the Company’s cultivation and construction plans, (xviii) Clever Leaves’ ability to hire and retain skilled personnel in the jurisdictions where it operates; (xix) Clever Leaves’ rapid growth, including growth in personnel; (xx) Clever Leaves’ ability to remediate a material weakness in its internal control cover financial reporting and to develop and maintain effective internal and disclosure controls; (xxi) potential litigation; (xxiii) access to additional financing; and (xxiv) completion of construction initiatives on time and on budget. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in Clever Leaves’ most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Clever Leaves and attributable to Clever Leaves or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Clever Leaves expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Clever Leaves Investor Inquiries: Cody Slach or Jackie Keshner Gateway Investor Relations +1-949-574-3860 CLVR@gatewayir.com Clever Leaves Press Contacts: McKenna Miller KCSA Strategic Communications +1-347-487-6197 mmiller@kcsa.com Diana Sigüenza Strategic Communications Director +57-310-236-8830 diana.siguenza@cleverleaves.com Clever Leaves Commercial Inquiries: Andrew Miller Vice President Sales - EMEA, North America, and Asia-Pacific +1-416-817-1336 andrew.miller@cleverleaves.com